SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2006

NATIONAL LAMPOON, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-15284	95-4053296
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024
(Address of Principal Executive Offices)

310-474-5252
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2006 the Registrant entered into a sublease for premises located at 8228 Sunset Boulevard, Los Angeles, California. The lease term will begin on May 1, 2006 and will end on April 30, 2007. The monthly rent is $8,765, plus any other costs or expenses that are required to be paid by Bauer Martinez Entertainment, Inc., the sublessor, under the master lease. The premises will be used by the Registrant for its general corporate offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL LAMPOON, INC.

Date: April 27, 2006	By:	/s/ Douglas S. Bennett

Douglas S. Bennett, President